UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 12, 2013 (February 9, 2012)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34542	86-0891931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21F Kineer Plaza
226 Jinshui Road
Zhengzhou, Henan Province
People’s Republic of China 450008
People’s Republic of China
(Address of principal executive offices)

(86) 371-8612-7222
(Registrant's telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

This current report on Form 8-K/A is being filed by China Valves Technology, Inc. (the “Company”) to update the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on February 14, 2012 (the “Original Filing”).

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

During the interim review of the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended December 31, 2011, the Company’s top management discovered that the Value Added Tax (“VAT”) return of the Company’s subsidiary, Shanghai Hanwei Valves Co. Ltd. (“Hanwei”), could not be reconciled to the Company’s financial statements for the fiscal year ended September 30, 2011. After internal auditing and investigation, management found that Hanwei purchased certain equipment from a third party to perform reverse engineering and improve its products. Since the third party did not provide Hanwei with an invoice or any other written record of the sale and, because Hanwei was concerned that its purchase of the equipment might cause it to become the subject of a challenge with respect to intellectual property rights associated with the equipment, Hanwei’s management made the determination to account for this purchase transaction as VAT and supplementary tax payments against the VAT payable and paid the third party as such.

The Company then retained Shanghai Minxin Accounting Firm (“Minxin”) to do an independent auditing of Hanwei for its 2010, 2011 and 2012 VAT. Minxin did not find any problem with Hanwei’s 2010 VAT and supplementary tax payments. However, Minxin found that for the period between January to September 2011, Hanwei underpaid approximately RMB 11.0 million (approximately $1.7 million) for VAT and supplementary tax. Minxin also found that for the period between October 2011 to September 2012, Hanwei underpaid approximately RMB 1.2 million (approximately $0.2 million) for VAT and supplementary tax. Until the end of September 2012, Hanwei underpaid a total of approximately RMB 12.2 million (approximately $1.9 million) for VAT and supplementary tax.

To mitigate the internal control problem, the Company has taken the following measures:

  Committed to pay the underpaid tax;

  Performed targeted training and investigation for Hanwei financial personnel;

  Retained third parties to communicate with Hanwei financial personnel who were involved in the tax underpayment issue;

  Terminated certain managers who made the decision to account for this purchase transaction as VAT and supplementary tax payments against the VAT payable;

  Strengthen Hanwei’s internal control.

Management will discuss and coordinate with the Company’s current independent accounting firm Friedman LLP to do a restatement of certain line items presented in the consolidated financial statements and the relevant notes for the quarters ended March 31, 2011 and June 30, 2011, the year ended September 30, 2011, and the quarter ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: August 12, 2013

/s/ Kaixiang Du
Kaixiang Du
Chief Executive Officer